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                                                                  EXHIBIT 4.16

                                      NOTE

$6,187,000.00                                                    June 14, 1996

         FOR VALUE RECEIVED, SUN HYDRAULICS CORPORATION, a Florida corporation ("Sun Hydraulics"), and SUNINCO, INC., a Florida corporation ("Suninco") (Sun Hydraulics and Suninco are referred to collectively herein as "Maker"), hereby promises, jointly and severally, to pay to the order of NORTHERN TRUST BANK OF FLORIDA, N.A. ("Lender") at 1515 Ringling Boulevard, Sarasota, Florida 34236, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Million One Hundred Eighty Seven Thousand and 00/100 Dollars ($6,187,000.00), or so much thereof as may be disbursed by Lender to Maker or for Maker's account from time to time, together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full, such principal and interest being payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment. Interest will be calculated on the basis of a 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculating period.

         Interest will accrue hereunder at a fixed rate equal to eight and one-quarter percent (8.25%) per annum.

         Interest only will be due and payable monthly in arrears on the first day of each month commencing July 1, 1996, to and including December 1, 1996 (the "Construction Period"). Commencing with the first day of the first month following the end of the Construction Period, this Note shall be repaid in equal monthly installments of principal and interest in the amount of $60,022.58, such payments to be made on the first day of each month until July 1, 2006, on which date the entire unpaid principal balance, together with accrued interest, shall be due and payable.

         All payments made hereunder shall be applied first to accrued interest then due and owing; next to amounts expended by Lender to cure any default under this Note, the Mortgage (as hereinafter defined), or any other loan documents executed in connection herewith; next to charges, costs, expenses, or attorneys' fees then due and payable to Lender under this Note, the Mortgage, or any other loan documents; and the balance, if any, to principal.

         This Note may be prepaid, in whole or in part, at any time without penalty. All prepayments made hereunder shall be applied in the same manner as other payments made hereunder, as set forth above. The making of any prepayment shall not relieve Maker from the obligation to make the payments next due hereunder on a timely basis.


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         If any payment is more than fifteen (15) days late, Maker agrees to pay to Lender a late charge equal to five percent (5%) of the payment.

         This Note is secured by a mortgage and security agreement (the "Mortgage") of even date herewith made by Maker in favor of Lender encumbering real property and personal property described therein (the "Mortgaged Property") located in Manatee County, Florida.

         The entire unpaid principal balance hereof together with all accrued interest due shall, at Lender's sole option, become immediately due and payable in the event of the sale or transfer of (i) all or any part of the Mortgaged Property, or any interest therein, or (ii) any beneficial or ownership interest in Maker, whether held or owned directly or indirectly (if Maker, or any of them, is not a natural person or persons, but is a corporation, partnership, trust, estate or other legal entity).

         Each and every party to this Note, whether as Maker, endorser, surety, guarantor, or otherwise ("Obligor"), hereby waives all rights of homestead and other exemptions granted by the constitution or laws of Florida, and further waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest, and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence. It is further specifically agreed that this Note or any part of the principal or interest due hereon may be renewed, modified or extended, in whole or in part, such modification to include but not be limited to changes in payment schedules and interest rates, from time to time by the holder of this Note, at the request of the then owners of all or part of the Mortgaged Property, or at the request of any party bound hereon or who has assumed or may hereafter assume payment hereof, without the consent of or notice to other parties bound hereon and without releasing them from any liabilities then existing.

         Each and every Obligor hereby consents that the real or personal property securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by Lender, without in any way modifying, altering, releasing, affecting or limiting their respective liabilities or the lien of the Mortgage, and further agrees that Lender shall not be required first to institute any suit, or to exhaust any of its remedies against Maker or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note, and further agrees that Maker or any other party liable hereunder may be released by Lender from any or all liability under this Note and such release shall in no way affect or modify the liability of the remaining parties hereto.

         Each and every Obligor hereby consents and agrees that he is bound, jointly and severally, under the terms hereof and is subject





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to all of the provisions set forth herein as fully as though each was an undersigned hereof, and further consents and agrees that any Obligor may be sued by Lender without joining any other Obligor, whether primarily or secondarily liable.

         Notwithstanding anything contained herein to the contrary or in the Mortgage, or other loan documents executed in connection herewith, no payee or holder of this Note shall ever be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law and, in the event Lender or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum; and, if the principal sum is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) spread the total amount of interest, or charges in the nature of interest, pursuant to applicable law.

         As used herein, "Event of Default" shall mean the occurrence of any of the following events or conditions: (a) failure or omission to pay when due this Note (or any installment of principal or interest hereunder) within fifteen (15) days after payment is due; (b) default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in the Mortgage, this Note, or any other loan document executed in connection herewith, or upon the existence or occurrence of any circumstance or event deemed a default under this Note or any other loan document executed in connection herewith; (c) any warranty, representation or statement made or furnished to Lender for the purpose of inducing Lender to make the loan evidenced by this Note, proves to have been false in any material respect when made or furnished; (d) a default under any other mortgage on the Mortgaged Property (whether such other mortgage be held by Lender or by a third party); (e) the institution of foreclosure proceedings of another mortgage or lien of any kind on the Mortgaged Property (whether such other mortgage or lien be held by Lender or by a third party); (f) the default by Maker or any party obligated under this Note or any guaranty hereof or any affiliate of any of the foregoing ("Affiliated Companies") in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Lender, specifically including but not limited to that certain mortgage loan outstanding from Lender to Suninco, Inc. evidenced by promissory note dated April 10, 1996, in the original principal amount of $2,475,000.00 ("Existing Plant Loan"), that certain revolving line of credit outstanding from





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Lender to Sun Hydraulics Corporation in the amount of $1,700,000.00 ("Line of
Credit"), and that certain loan outstanding from Lender to Sun Hydraulics Corporation evidenced by promissory note dated May 20, 1996, in the original principal amount of $3,063,157.00 ("Equipment Loan") (collectively, the "Cross-Defaulted Credits"); (g) the death, dissolution, termination of existence, insolvency, or business failure of any Obligor; (h) the appointment of a receiver of any part of the Mortgaged Property; (i) the assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against any Obligor; (j) falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of any Obligor in connection with the loan evidenced by this Note;
(k) loss, theft, substantial damage, or destruction, not covered by collectible insurance, of any of the Mortgaged Property or any levy, seizure or attachment thereof; (l) the sale or transfer of any of the Mortgaged Property; or (m) the mortgage, pledge, assignment, or granting of a security interest in any of the Mortgaged Property. Upon the occurrence of any such default or at any time thereafter, subject to the grace period, if any, provided in this Note, Lender may, at its option, declare the whole amount of principal and interest provided for in and by this Note, and any and all other secured indebtedness, immediately due and payable without demand or notice of any kind to any person, and the same thereupon shall become immediately due, payable and collectible (by foreclosure or otherwise) at once and without notice to Maker. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of Maker or any Affiliated Company held by Lender, specifically including but not limited to the Cross-Defaulted Credits. The agreements contained in this paragraph to create cross-defaults under all mortgages, notes, obligations and agreements between Maker, and any Affiliated Company, and Lender, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, notes, obligations or agreements are a material and specific inducement and consideration for the making by Lender of the loan evidenced by this Note.

         Notwithstanding the provisions of the foregoing paragraph to the contrary, in the event of a non-monetary default of the type set forth in subsections (b), (d) or (e) of the foregoing paragraph, then prior to Lender precipitating to maturity the full unpaid balance of this Note or otherwise exercising any rights available to Lender under the terms of this Note or any other loan document executed in connection herewith, Lender shall give written notice to Maker and Maker shall have a period of thirty (30) days from the date such notice is given in which to cure such default; provided, however, if such default cannot, with due diligence, be cured within said 30 day period, and such default does not threaten to impair Lender's security for this Note, then the 30 day period shall be extended for such period as may be reasonably necessary to complete the curing of same, provided that Maker proceeds with all





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due diligence and continuity to cure the default.  Notice required hereunder may, at the option of Lender, be given by either certified mail, registered mail, regular mail, facsimile transmission, Federal Express or other express courier, or by personal delivery, and shall be deemed given when mailed, transmitted, placed with the courier, or delivered to Maker, whichever is first. In the event the default is not cured within the time provided, then Lender shall have the right to accelerate this Note and proceed to enforce this Note and the loan documents, without further notice to Maker.

         Sun Hydraulics and Suninco have disclosed to Lender that Sun Hydraulics and Suninco are contemplating a corporate merger, it being the current intent that Suninco will be merged into Sun Hydraulics, with Sun Hydraulics being the surviving corporation. It is currently anticipated that the merger will take place effective as of June 30, 1996. It is agreed that, notwithstanding anything contained herein to the contrary, such merger shall not constitute a default hereunder. It is further agreed that upon such merger becoming effective, Sun Hydraulics shall automatically become fully liable, both prospectively and retroactively, for all duties, obligations, liabilities, warranties, covenants and agreements of Suninco herein created or set forth, without the necessity for the execution of additional documentation. Nonetheless, Sun Hydraulics agrees, upon the request of Lender, to execute such documentation as Lender may require in order to ratify and confirm the assumption of said liability.

         It is expressly agreed that upon the occurrence of an Event of Default, or if Lender shall deem itself insecure (because the prospect of timely payments is impaired, because the value of Lender's security is impaired, because the prospect of performance of any covenant or agreement under this Note, the Mortgage, or any other loan document is impaired, because of any change of circumstance which adversely affects any matters originally considered by Lender in making the loan, or otherwise), then or at any time thereafter at the option of Lender, the whole of the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become due and payable immediately without notice, anything contained herein to the contrary in any way notwithstanding, and in any such event Lender shall have the right to set-off against this Note all money owed by Lender in any capacity to any Obligor, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of an Event of Default although made or entered on the books subsequent thereto. From and after an Event of Default, the interest rate on the entire outstanding principal balance hereunder shall accrue at the highest rate permitted to be charged by applicable law. In the event the default rate of interest set forth in the foregoing sentence shall be applicable and Lender has not accelerated this Note, the amount of each payment otherwise due





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hereunder shall be increased to an amount equal to the regular amount of the principal installment due hereunder, plus accrued interest at the default rate.

         Each Obligor shall be obligated to pay as part of the indebtedness evidenced by this Note all costs of collection, whether or not a suit is brought, including any reasonable attorneys' fees that may be incurred in the collection or enforcement hereof. The term "attorneys' fees" shall include but not be limited to any such fees incurred in any appellate or related ancillary or supplementary proceedings, whether before or after final judgment related to the enforcement or defense of this Note.

         If at any time any federal, state, county or municipal government or agency thereof shall impose any documentary stamp tax, intangible tax, or any other type of tax upon this Note or the Mortgage, or upon the indebtedness evidenced hereby (other than any federal, state or local income tax imposed upon Lender), then Maker shall pay same within fifteen (15) days after demand by Lender, together with any interest and penalties thereon.

         Time is of the essence of this Note. The remedies of Lender as provided herein or in the Mortgage, or any other loan document executed in connection herewith, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse, and any waiver or release may be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

         The term "Lender" where used herein shall include Lender's successors and assigns. The term "Maker" shall include each person signing this Note, jointly and severally, and their respective heirs, successors and assigns. The term "Obligor" shall include Maker and every person who is an endorser, guarantor, or surety of this Note, or who is otherwise a party hereto, and their respective heirs, successors and assigns. The terms "person" and "party" shall include individuals, firms, associations, joint venturers, partnerships, estates, trusts, business trusts, syndicates, fiduciaries, corporations, and all other groups or combinations. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. This Note shall be construed under Florida law.





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         The documentary stamp tax which is due with respect to this Note has been paid and the proper stamps have been affixed to the Mortgage.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first above written.

Maker's Address:

1500 University Parkway                 SUN HYDRAULICS CORPORATION,
                                        a Florida corporation
Sarasota, Florida  34243

                                        By:  /s/ Clyde G. Nixon
                                           ------------------------------------
                                           Clyde G. Nixon
                                           As its President




                                        SUNINCO, INC., a Florida
                                        corporation


                                        By:  /s/ Clyde G. Nixon
                                           ------------------------------------
                                           Clyde G. Nixon
                                           As its President





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